EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 3, 1999, accompanying the consolidated financial statements included in the Annual Report of ONTRACK Data International, Inc. on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of ONTRACK Data International, Inc. on Form S-8 (File No. 333-18969).



/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
March 24, 1999